POWER OF ATTORNEY

       KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of John H. Martinson and Christopher S. Sugden of Edison Ventures,
and Darren K. DeStefano and Kerry L. Killeen of Cooley LLP, signing individually, the undersigned's true and lawful attorney-in-fact and agent to:
       (1) Prepare and execute and file, for and on behalf of the undersigned, any and all documents and filings that are required or advisable to be made with the United States Securities and Exchange Commission, any stock exchange or similar authority, under the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules and regulations promulgated thereunder, including without limitation (a) any Joint Filing Agreement under Rule 13d-1(k) of the
Exchange Act (or any successor provision thereunder), Schedule 13D and Schedule
13G (or any successor schedules or forms adopted under the Exchange Act) and any amendments thereto in accordance with Section 13 of the Exchange Act and the rules thereunder relating to securities of any company in which any entity associated with Edison Ventures beneficially owns, or has at any time beneficially owned, any equity interest (an "Edison Portfolio Company"), and (b)
Forms 3, 4 and 5 and any amendments thereto in accordance with Section 16(a) of the Exchange Act and the rules thereunder relating to any Edison Portfolio
Company; and
       (2) Take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
       The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-facts, in serving in such capacity at the request of undersigned, are not assuming, nor is
Edison Ventures or Cooley LLP assuming, any of the undersigned's responsibilities to comply with the Exchange Act, including without limitation
Sections 13 and 16 of the Exchange Act.
     This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file any form or document with respect to the undersigned's holdings of and transactions in securities issued by a company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorney-in-fact, or (c) until such attorney-in-fact shall no longer be associated with Edison Ventures (or its successor), or Cooley LLP (or its successor), as applicable.
     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below:

Date: March 19, 2013

By: /s/ Ross T. Martinson

Name: Ross T. Martinson